EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-30291) of our report dated February 26, 1997, on our audits of the consolidated financial statements of General Felt Industries, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts".




Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania

September 26, 1997


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